EXHIBIT 21.01




                    MERIDIAN INSURANCE GROUP, INC.
                       Listing of Subsidiaries
                       As of December 31, 1997




                                          State of Incorporation
       Name of Subsidiary                    or Organization

Meridian Security Insurance Company              Indiana

  Citizens Fund Insurance Company               Minnesota

  Insurance Company of Ohio                        Ohio

Meridian Service Corporation                     Indiana